SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): August 22, 2002

SYNAVANT INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-30822	22-2940965
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

3445 Peachtree Road

Suite 1400

Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(404) 841-4000

(Registrant’s telephone number, including area code)

None.

(Former name or Former Address if

Changed Since Last Report)

ITEM 5.    OTHER EVENTS.

                On August 22, 2002, SYNAVANT Inc. (the “Company”) announced that, as a result of its restructuring to streamline the senior leadership team, Robert C. Holmes, Senior Vice President, Americas and Jim Cain, Senior Vice President Business Development and Strategy Planning will be leaving the Company as of September 30, 2002.  It was also announced that, due to the restructuring, the Company appointed Tim Waller as Senior Vice President Americas and Chief Technology Officer.

                The Company issued a press release on August 22, 2002 announcing the departures of Messrs. Holmes and Cain and the appointment of Mr. Waller. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                (c)    EXHIBITS

99.1     Press Release dated August 22, 2002.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAVANT INC.

Date: September 3, 2002	/s/ WAYNE P. YETTER
Wayne P. Yetter
Chief Executive Officer